UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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DexCom, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2006

To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of DexCom, Inc. to be held at DexCom’s headquarters located at 5555 Oberlin Drive, San Diego, California 92121, on May 15, 2006, at 10:00 a.m. local time.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of DexCom, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Andrew P. Rasdal
Chief Executive Officer and President

DEXCOM, INC.
5555 Oberlin Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of DexCom, Inc., a Delaware corporation. The meeting will be held on May 15, 2006 at 10:00 a.m. local time at DexCom’s corporate headquarters located at 5555 Oberlin Drive, San Diego, California 92121, for the following purposes:

1.                To elect two Class I directors to hold office until our 2009 Annual Meeting of Stockholders.

2.                To consider and vote upon a proposal to approve an amendment of our 2005 Equity Incentive Plan to increase the number of shares of our common stock underlying annual option grants to non-employee directors from 10,000 shares to 20,000 shares.

3.                To ratify the selection by the audit committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

4.                To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is April 6, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Andrew P. Rasdal
Chief Executive Officer and President
San Diego, California
April 11, 2006

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy accompanying this notice as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder.

DEXCOM, INC.
5555 Oberlin Drive
San Diego, California 92121

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2006

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

We sent you this proxy statement and the accompanying proxy card because the Board of Directors of DexCom, Inc. is soliciting your proxy to vote at its 2006 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying proxy card.

We mailed this proxy statement, the accompanying proxy card and our annual report on or about April 13, 2006 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 6, 2006, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 25,654,197 shares of common stock outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner:  Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

There are three matters scheduled for a vote at the annual meeting:

•       the election of two Class I directors to hold office until our 2009 Annual Meeting of Stockholders,

•       the approval of an amendment to our 2005 Equity Incentive Plan to increase the number of shares of our common stock underlying annual option grants to non-employee directors from 10,000 shares to 20,000 shares, and

•      the ratification of the selection by the audit committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

How do I vote?

For the election of directors, you may either vote “For” the two nominees or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record:  Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•  To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner:  Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on April 6, 2006, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the two nominees for director, “For” the amendment to the 2005 Equity Incentive Plan and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•       you may submit another properly completed proxy with a later date,

•       you may send a written notice that you are revoking your proxy to our Secretary at 5555 Oberlin Drive, San Diego, California 92121, or

•       you may attend the annual meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy).

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing by December 14, 2006, to our Secretary at 5555 Oberlin Drive, San Diego, California 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than February 15, 2007 but no earlier than January 17, 2007. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Withhold” votes with respect to the election of directors and, with respect to any proposals other than the election of directors, “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will have no effect on the outcome. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions, such as the vote for directors and ratification of our independent registered public accounting firm. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, such as for the vote on the amendment to the 2005 Equity Incentive Plan, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•       For the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.

•       To be approved, the amendment to the 2005 Equity Incentive Plan and the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm each must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy. At the close of business on the record date, there were 25,654,197 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 12,827,099 shares must be represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for the second quarter of 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

As of immediately prior to the annual meeting, our Board of Directors will consist of eight members and is divided into three classes, each of which has a three-year term. Class I consists of two directors, and classes II and III consist of three directors each as of immediately prior to the annual meeting. The Class I directors are to be elected at this annual meeting to serve until our 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their death, resignation or removal. The terms of the directors in Classes II and III expire at our 2007 and 2008 Annual Meetings of Stockholders, respectively.

The two nominees for Class I directors are Kim D. Blickenstaff and Terrance H. Gregg. Each of the nominees is currently a director of DexCom. None of the nominees was elected by our stockholders, as Mr. Blickenstaff was previously appointed by our Board of Directors prior to our initial public offering and Mr. Gregg was appointed in May 2005 to fill a vacancy then existing on the Board.

Directors are elected by a plurality of the votes present at the meeting or by proxy and entitled to vote at the meeting. The two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the two nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

We encourage all of our directors and nominees for director to attend our annual meeting of stockholders. We did not hold an annual meeting of stockholders during the year ended December 31, 2005.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

The following is biographical information as of April 3, 2006 for each nominee for Class I director and each person whose term of office as a Class II or III director will continue after the annual meeting.

Name	Age	Position
Andrew P. Rasdal	47	President, Chief Executive Officer and Director
Donald L. Lucas	76	Chairman of the Board of Directors
Kim D. Blickenstaff	53	Director
Sean Carney	37	Director
Terrance H. Gregg	57	Director
Donald A. Lucas	43	Director
Glen D. Nelson, M.D.	69	Director
Jay S. Skyler, M.D.	59	Director

Nominees for Election for a Three-year Term Expiring at the 2009 Annual Meeting

Kim D. Blickenstaff has served on our Board of Directors since June 2001. Mr. Blickenstaff is the co-founder of Biosite Incorporated, a medical technology company, and since April 1988 has served as its President, Chief Executive Officer and director. Mr. Blickenstaff received a B.A. and an M.B.A. from Loyola University.

Terrance H. Gregg has served on our Board of Directors since May 2005. Since September 2004, Mr. Gregg has been a Special Venture Partner with Galen Collaborative Capital, a private equity firm, and operates THG Consulting LLC, a health care advisory firm. From July 2002 to September 2004, Mr. Gregg served as a senior adviser to the diabetes business of Medtronic, Inc., a medical technology company. Mr. Gregg served as President and Chief Operating Officer of MiniMed, Inc., a medical technology company focused on insulin pumps for people with diabetes, from October 1996 until its acquisition by Medtronic, Inc. in August 2001, and Mr. Gregg served as a Vice President of Medtronic and President of Medtronic MiniMed after the acquisition until July 2002. Mr. Gregg formerly served as the Chairman of the American Diabetes Association Research Foundation Board. He serves as a director of Amylin, Inc., LMS Medical Systems, Ltd., Patton Medical Devices and Vasogen, Inc. Mr. Gregg received a B.S. from Colorado State University.

Directors Continuing in Office Until the 2007 Annual Meeting

Donald L. Lucas has served as Chairman of our Board of Directors since September 2002 and as a director since May 2002. In 1960, Mr. Lucas began a seven-year participation, including acting as both a general partner and a limited partner, with Draper, Gaither & Anderson, the first venture capital firm organized on the West Coast in the United States. Since 1967, Mr. Lucas has been actively engaged in venture capital activities as a private individual. Mr. Lucas currently serves as a director of Cadence Design Systems, Inc., Oracle Corporation, Vimicro Corporation and 51job, Inc. Mr. Lucas also serves as a director for several privately held companies. Mr. Lucas received a B.A. from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Mr. Lucas is also trustee of Santa Clara University and Chairman Emeritus of the Stanford Institute for Economic Policy Research.

Donald A. Lucas has served on our Board of Directors since May 2002. Mr Lucas, a second generation venture capitalist, co-founded RWI Ventures in 2000. In addition to his work with us, Mr. Lucas led RWI's investments in companies such as Khimetrics and Paracor Medical. Previously, Mr. Lucas spent over a decade with his father, Donald L. Lucas, investing in a number of venture backed companies in the technology and life sciences sectors, including Macromedia, Intuitive Surgical and Coulter Pharmaceutical. Mr. Lucas also serves as a director of the Silicon Valley Chapter of the Juvenile Diabetes Research Foundation, the Richard M. Lucas Foundation, and is a member of the UCSF Diabetes Center Leadership Council. Mr. Lucas holds a B.A. from Santa Clara University.

Jay S. Skyler, M.D., MACP has served on our Board of Directors since September 2002. Dr. Skyler is a Professor of Medicine, Pediatrics and Psychology and Associate Director of the Diabetes Research Institute at the University of Miami in Florida, where he has been employed since 1976. Dr. Skyler also serves as the Chairman of the Planning Committee of the Clinical Research Institute, University of Miami Miller School of Medicine and as Study Chairman for the National Institute of Diabetes & Digestive & Kidney Diseases Type 1 Diabetes TrialNet clinical trials network. Dr. Skyler also serves as a director of Amylin Pharmaceuticals, Inc. Dr. Skyler received a B.S. from Pennsylvania State University and an M.D. from Jefferson Medical College.

Directors Continuing in Office Until the 2008 Annual Meeting

Andrew P. Rasdal has served as our President and Chief Executive Officer and on our Board of Directors since January 2002. From April 2000 to December 2001, Mr. Rasdal served as Senior Vice President of Medtronic, Inc., a medical technology company, and as President of Medtronic, Inc., Vascular Division. From February 1999 to April 2000, Mr. Rasdal served as General Manager of Medtronic, Inc., Vascular Division. Mr. Rasdal received a B.S. from San Jose State University and an M.B.A. from the Kellogg Graduate School of Management, Northwestern University.

Sean Carney has served on our Board of Directors since December 2004. Since 1996, Mr. Carney has been employed by Warburg Pincus LLC, a private equity firm, and has served as a Managing Director of Warburg Pincus LLC and General Partner of Warburg Pincus & Co. since January 2001. Mr. Carney also serves as a director of Arch Capital Group Ltd. Mr. Carney received an A.B. from Harvard College and an M.B.A. from Harvard Business School.

Glen D. Nelson, M.D. has served on our Board of Directors since October 2002. Since 2002, Dr. Nelson has served as Chairman of GDN Holdings, LLC, an aviation, health services and medical device company. From 1988 to 2002, Dr. Nelson served as Vice Chairman of Medtronic, Inc., a medical device company. Dr. Nelson also serves as a director of The St. Paul Travelers Companies, Inc. and Angiotech Pharmaceuticals, Inc. Dr. Nelson received a B.A. from Harvard University and an M.D. from the University of Minnesota.

Donald A. Lucas is the son of Donald L. Lucas. With the exception of such relationship, there are no family relationships among any of our directors and executive officers.

Executive Officers

The following is biographical information as of April 10, 2006 for our executive officers not discussed above.

Name	Age	Position
Steven J. Kemper	51	Chief Financial Officer
Tae W. Andrews	43	Vice President of Marketing
Andrew K. Balo	58	Vice President of Clinical and Regulatory Affairs
James H. Brauker, Ph.D.	55	Vice President of Research and Development
Mark Brister	44	Vice President of Advanced Development Teams
Rodney Kellogg	50	Vice President of Sales
Steven R. Pacelli	34	Vice President of Legal Affairs
Jorge Valdes	44	Vice President of Engineering

Steven J. Kemper has served as our Chief Financial Officer since March 2003. From November 2001 to March 2003, Mr. Kemper served as Chief Financial Officer and Treasurer of CryoGen, Inc., a medical technology company. From November 1999 to August 2001, Mr. Kemper served as Chief Financial Officer of Proflowers, Inc., an online flower company. From 1996 to present, Mr. Kemper has also served as President of Pacific Financial Consulting. Mr. Kemper received a B.A. from the University of California, San Diego, an M.B.A. from Loyola Marymount University and an M.S. from San Diego State University. Mr. Kemper is a licensed C.P.A.

Tae W. Andrews has served as our Vice President of Marketing since April 2006. From October 2005 to March 2006, Mr. Andrews served as Vice President of Marketing for Accumetrics, Inc., a manufacturer of platelet function monitors. From February 2004 to March 2005, he served as Vice President of Marketing for Novalar Pharmaceuticals, a pharmaceutical company. From June 2002 to January 2004, Mr. Andrews served as Vice President of Marketing and Global Branding for TheraSense, Inc., a developer of glucose monitoring systems that was acquired by Abbott Diabetes Care, Inc, and from May 1999 to May 2002, Mr. Andrews served as their Vice President of Sales and Marketing. He received a B.S. from the United States Naval Academy and an M.B.A. from Columbia University.

Andrew K. Balo has served as our Vice President of Clinical and Regulatory Affairs since February 2002. From June 1999 to February 2002, Mr. Balo served as Vice President, Regulatory and Clinical Affairs of Innercool Therapies, Inc., a medical technology company. Mr. Balo received a B.S. from the University of Maryland.

James H. Brauker, Ph.D. has served as our Vice President of Research and Development since April 2000. From October 1999 to March 2000, Dr. Brauker served as a consultant to us. Dr. Brauker received a B.S. and an M.S. from Central Michigan University and a Ph.D. from Michigan State University.

Mark Brister has served as our Vice President, Advanced Development Teams since May 2003. From February 1999 to May 2003, Mr. Brister served in various capacities, including Vice President, Research and Development, Vice President, Advanced Development Teams and Vice President, Peripheral Products of Medtronic, Inc., a medical technology company.

Rodney Kellogg has served as our Vice President of Sales since December 2005. From January 2002 to December 2005, Mr. Kellogg served as Vice President and General Manager for the Diabetes Systems Division at Smiths Medical MD, Inc., a medical technology company. From July 1997 to January 2002, Mr. Kellogg served as Vice President and General Manager of Smiths Medical's Vascular Access Division. Mr. Kellogg received a B.S. from the University of Missouri.

Steven R. Pacelli has served as our Vice President of Legal Affairs since April 2006. From March 2003 to April 2006, Mr. Pacelli served as a corporate attorney with Stradling Yocca Carlson & Rauth where he specialized in public and private finance, mergers and acquisitions and general corporate matters for life sciences and technology companies. From January 2001 to March 2003, Mr. Pacelli served as Vice President of Corporate Development, Secretary and General Counsel of Axcelerant, Inc., a provider of secure managed business network services. From January 2000 to January 2001, Mr. Pacelli serviced as Vice President, Secretary and General Counsel of Flashcom, Inc., a provider of consumer broadband DSL services. Mr.  Pacelli received a B.A. from the University of California, Los Angeles and a J.D. from the University of Virginia. Mr. Pacelli is a member of the State Bar of California.

Jorge Valdes has served as our Vice President of Engineering since November 2005. From July 1999 to March 2005, Mr. Valdes served as Vice President of Engineering at Advanced Fibre Communications, or AFC, a provider of broadband access solutions. Mr. Valdes also served as General Manager for the fiber to the premise (FTTP) business unit of AFC beginning in May 2004. From May 1985 until July 1999, Mr. Valdes held positions at Racal Datacom, a manufacturer of data communication products, in engineering management, product development and product management. Mr. Valdes received his B.S. and an M.B.A. from the University of Miami, Florida.

Independence of the Board of Directors and its Committees

As required under NASDAQ Stock Market listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and DexCom, our senior management and our independent registered public accounting firm, our Board of Directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Mr. Rasdal, our Chief Executive Officer and President.

As required under applicable NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of applicable NASDAQ listing standards.

Information Regarding the Board of Directors and its Committees

Our Board of Directors has an audit committee, a compensation committee and a nominating and governance committee. The following is membership and meeting information for each of these committees during the fiscal year ended December 31, 2005, as well as a description of each committee and its functions.

Name	Audit Committee		Compensation Committee		Nominating And Governance Committee
Andrew P. Rasdal
Donald L. Lucas	X	*			X
Brent Ahrens (1)			X	*	X
Kim D. Blickenstaff	X
Sean Carney	X		X
Terrance H. Gregg
Donald A. Lucas	X		X
Glenn D. Nelson, M.D.					X	*
Jay S. Skyler, M.D.					X
Total meetings in fiscal year 2005	5		6		0

*                    Committee Chairperson

(1)          Mr. Ahrens is not standing for reelection at the annual meeting.

Audit Committee

The audit committee operates pursuant to a written charter that is available on our website at http://www.dexcom.com and is attached as Appendix A to this proxy statement. The audit committee reviews and evaluates our financial statements, accounting practices and our internal accounting procedures, selects and engages the appointment of our independent registered public accounting firm and reviews the results and scope of the audit and other services provided by our independent registered public accounting firm.

Audit Committee Financial Experts

Our Board of Directors has determined that each of Kim Blickenstaff and Donald L. Lucas qualify as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules. In addition, each member of our audit committee possesses the financial qualifications required of audit committee members set forth in the rules and regulations of the NASDAQ Stock Market. The Board made a qualitative assessment of the committee members’ level of knowledge and experience based on a number of factors, including formal education and experience.

Compensation Committee

The compensation committee operates pursuant to a written charter that is available on our website at http://www.dexcom.com. The compensation committee reviews and determines the compensation and benefits of our executive officers, reviews and recommends to the Board of Directors the compensation of our non-employee directors, administers our equity compensation and employee benefits plans and reviews our general policies relating to compensation and benefits. Each member of this committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986.

Nominating and Governance Committee

The nominating and governance committee operates pursuant to a written charter that is available on our website at http://www.dexcom.com. The nominating and governance committee makes recommendations to our Board of Directors concerning candidates for election to our Board of Directors and other corporate governance matters.

The nominating and governance committee considers nominees recommended by directors, officers, employees, stockholders and others using the same criteria to evaluate all candidates. The nominating and governance committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the nominating and governance committee recommends the candidate for consideration by the full Board. The nominating and governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees, but has not done so to date.

Nominees for the Board should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board’s policy is to encourage selection of directors who will contribute to the company’s overall corporate goals: responsibility to its stockholders, technology leadership in diabetes care, effective execution, high customer satisfaction and superior employee working environment. The nominating and governance committee may from time to time review the appropriate skills and characteristics required of Board members, including such factors as personal skills, diversity and professional experience in diabetes care, medical technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. In evaluating potential candidates for the Board, the nominating and governance committee considers these factors in the light of the specific needs of the Board at that time. Board members are expected to prepare for, attend and participate in meetings of the Board and committees on which they serve, and are strongly encouraged to attend the company’s annual meetings of stockholders.

The nominating and governance committee will consider director candidates recommended by stockholders. The nominating and governance committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the nominating and governance committee to become nominees for election to the Board at an annual meeting of stockholders must do so in accordance with the procedures set forth in “When are stockholder proposals due for next year’s annual meeting?” on page three of this proxy statement. Each submission must set forth: the name and address of the stockholder on whose behalf the submission is made; the number of our shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. To date, the nominating and governance committee has not received a director nominee from a stockholder or stockholders holding more than five percent of our voting stock.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met seven times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively, except that Dr. Nelson attended five of seven board meetings.

Stockholder Communications With The Board Of Directors

Should stockholders wish to communicate with the Board, such correspondences should be sent to the attention of the Company’s Secretary, at 5555 Oberlin Drive, San Diego, California 92121.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Conduct and Ethics for Employees and Directors that applies to all of our officers, directors and employees. We have also adopted an additional written code of ethics, the Code of Conduct and Ethics for Chief Executive Officer and Senior Finance Department Personnel, for financial employees that applies to our principal executive officer, principal financial officer, principal accounting officer, controller and other employees of the finance department designated by our Chief Financial Officer. These codes are available on our website at http://www.dexcom.com. If we make any substantive amendments to the codes or grant any waiver from a provision of the codes to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by NASDAQ listing standards or applicable law.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE 2005
EQUITY INCENTIVE PLAN

The Board of Directors approved the adoption of the 2005 Equity Incentive Plan (the “2005 Plan”) in January 2005 and our stockholders approved it in March 2005.

The Board believes it is important to the continued success of DexCom that we adequately compensate non-employee directors in order to attract and retain highly qualified board members.

Stockholders are being asked to approve an amendment to the 2005 Plan to increase the annual option grant received by non-employee directors from 10,000 shares underlying such grant to 20,000 shares. The board approved this amendment on April 4, 2006.

2005 Equity Incentive Plan

Background.   The 2005 Plan became effective on the date of our initial public offering and will terminate on April 19, 2015, unless terminated earlier by our Board of Directors. The plan authorizes the award of options, restricted stock awards, stock appreciation rights, restricted stock units and stock bonuses.

Administration.   Our 2005 Plan is administered by the compensation committee of our Board of Directors, each member of which is an outside director as defined under Section 162(m) of the Internal Revenue Code. Our compensation committee has the authority to interpret this plan and any agreement entered into under the plan, grant awards and make all other determinations for the administration of the plan. Our compensation committee may at any time reprice or exchange stock options or stock appreciation rights, but not other types of awards without prior stockholder approval, provided that the terms of any repricing satisfy the requirements of Section 409A of the U.S. Internal Revenue Code and any other applicable legal requirements.

Eligibility.   Our employees, consultants and directors are eligible to receive awards under the 2005 Plan. As of the record date, there were approximately 139 employees, 64 temporary employees and 8 non-employee directors who would be eligible to participate in the 2005 Plan. Our compensation committee determines which of our employees, consultants and directors will be granted awards. No employee or consultant is entitled to participate in the 2005 Plan as a matter of right nor does any such participation constitute assurance of continued employment. Only those employees, directors and consultants who are selected to receive grants by our compensation committee may participate in the 2005 Plan.

Discretionary Stock Option Awards.   With respect to stock options, our 2005 Plan provides for the grant of both incentive stock options that qualify for favorable tax treatment under Section 422 of the Internal Revenue Code for their recipients and nonqualified stock options. Incentive stock options may be granted only to our employees or employees of any of our subsidiaries. No more than 3,000,000 shares may be issued pursuant to the exercise of incentive stock options under the 2005 Plan. Nonqualified stock options, and all awards other than incentive stock options, may be granted to our employees, officers, directors, consultants, independent contractors and advisors and those of any of our subsidiaries. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of the fair market value of our common stock on the date of grant. Nonqualified stock options and restricted stock generally will, but need not, be granted with an exercise price at least equal to the fair market value of our common stock on the date of grant. The maximum permitted term for stock options granted under our 2005 Plan is ten years.

Automatic Grants to Non-Employee Directors.   Our non-employee directors are eligible for the grant of awards under the 2005 Plan.  To simplify administration with respect to their compensation the

2005 Plan provides for automatic grants of stock options to our non-employee directors.  Automatic stock option grants occur as follows:

•  An option to purchase 25,000 shares is granted to a non-employee director on first becoming a member of our Board;

•  Assuming approval of this Proposal 2, an option to purchase 20,000 shares (previously 10,000 shares) is granted to a non-employee director on each anniversary of first becoming a non-employee director except that automatic grants made to non-employee directors on the board on the date of our initial public offering shall occur on April 13 of each year; and

•  An option to purchase 12,500 shares is granted to a non-employee director on first being appointed to serve as Chairman of our Board and while in service as Chairman of our Board an additional option to purchase 5,000 shares will be granted on each anniversary of the date of appointment except that automatic grants made to the non-employee director who was our Chairman of the Board on the date of our initial public offering shall occur on April 13 of each year.

Each of these automatic stock option grants has an exercise price per share equal to the fair market value of a share on the date of grant, a 3-year vesting schedule, and a term of 10 years (subject to earlier termination on ceasing to be a director or a consultant to us).  Vesting is accelerated in full immediately prior to a “Corporate Transaction” (see the description under “Adjustments Upon Changes in Capitalization”).

Restricted Stock Awards.   A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions. The price of a restricted stock award will be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting ceases on the date the participant no longer provides services to us and unvested shares are forfeited to us.

Stock Bonuses.   Stock bonuses are granted as additional compensation for performance, and therefore, are not issued in exchange for cash.

Stock Appreciation Rights.   Stock appreciation rights provide for a payment, or payments, in cash or shares of common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise over the stated exercise price up to a maximum amount of cash or number of shares. Stock appreciation rights may vest based on time or achievement of performance conditions.

Restricted Stock Units.   Restricted stock units represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of such right due to termination of employment or failure to achieve certain performance conditions. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit agreement, we will deliver to the holder of the restricted stock unit whole shares of our common stock, cash or a combination of our common stock and cash.

Transferability of Awards.   Awards granted under the 2005 plan generally may not be transferred in any manner other than by will or by the laws of descent and distribution. Our compensation committee, however, may permit nonqualified stock options to be transferred by domestic relations order or, in limited circumstances, by gift.

Shares Subject to the 2005 Plan.   As of December 31, 2005, there were options to purchase 841,100 shares of our common stock outstanding under the 2005 Plan and 2,269,753 shares reserved for future issuance. The number of shares is increased by any shares that are forfeited or no longer issuable under stock options still outstanding under our now-terminated 1999 Stock Option Plan. As of March 1, 2006, the number of such shares that could potentially be added to the 2005 Plan was 1,198,304. In addition, under the terms of our 2005 Plan, the number of shares of our common stock reserved for grant and issuance under the plan increase automatically on January 1 of each of the years starting from 2006 through 2015 by an amount equal to the lesser of 3% of our total issued and outstanding shares as of the immediately preceding December 31st or the number of shares determined by our Board of Directors. Our Board of Directors or compensation committee may reduce the amount of any increase in any particular year. In 2006, the automatic increase equaled 3%, or 762,496 shares. The closing price of our stock on April 11, 2006 was $19.30.

Shares available for grant and issuance under our 2005 Plan include:

•       shares of our common stock issuable upon exercise of an option or stock appreciation right granted under this plan that is terminated or cancelled before the option or stock appreciation right is exercised;

•       shares of our common stock subject to awards granted but forfeited or repurchased by us at the original issue price; and

•       shares of our common stock subject to awards granted under this plan that otherwise terminate without shares being issued.

During any calendar year, no person will be eligible to receive more than 500,000 shares, or, in the case of new employees during their first fiscal year of employment, 1,000,000 shares under our 2005 Plan.

Adjustments Upon Changes in Capitalization.   In the event of any dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of assets to our stockholders or any other change affecting our common stock, our compensation committee will make appropriate adjustments in the number and type of shares of stock subject to the 2005 Plan, the terms and conditions of any award outstanding under the 2005 Plan, and the grant or exercise price of any such award.

In the event of a “Corporate Transaction”, each outstanding award may be assumed or an equivalent option or right may be substituted by the successor corporation. The vesting of each outstanding award shall accelerate (i.e., become exercisable immediately in full) if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards or there is no successor corporation. Under the 2005 Plan, a “Corporate Transaction” is generally defined as:

•  a merger or consolidation in which we are not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, our reincorporation in a different jurisdiction, or other transaction in which there is no substantial change in our stockholders and awards granted under the 2005 Plan are assumed or replaced by the successor corporation; or

•  the sale of all or substantially all of our assets; or

•  a merger or consolidation in which we are the surviving corporation but after which our stockholders immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with us in such merger) cease to own their shares or other equity interest in us; or

•  any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the U.S. Internal Revenue Code wherein our stockholders give up all of their equity interest in us (except for the acquisition, sale or transfer of all or substantially all of our outstanding shares).

Amendment and Termination of the 2005 Plan.   Our Board may suspend or terminate the 2005 Plan, or any part thereof, at any time and for any reason. Our compensation committee may also amend the 2005 Plan from time to time, except that we may not amend the 2005 Plan in any manner which would require stockholder approval to comply with any applicable laws, regulations or rules without obtaining such stockholder approval. No action by our Board of Directors, our compensation committee or our stockholders may impair the terms of any award previously granted under the 2005 Plan without the consent of the holder of such award. Unless terminated earlier, the 2005 Plan shall terminate on April 19, 2015.

Federal Income Tax Consequences Associated with the 2005 Plan.   The following is a general summary under current law of the material federal income tax consequences to participants in the 2005 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as foreign, state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options (“NSOs”).   For federal income tax purposes, if an optionee is granted NSOs under the 2005 Plan, the optionee will not have taxable income on the grant of the option. Generally, on exercise of NSOs the optionee will recognize ordinary income, and we will be entitled to a deduction at that time, in an amount equal to the difference between the aggregate fair market value of the shares for which each such option is exercised and the aggregate exercise price for such shares.

Incentive Stock Options (“ISOs”).   There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within either of: (1) two years after the date of grant of the ISO or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee recognizes ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes.

Stock Appreciation Rights (“SARs”).   In the case of SARs granted with an exercise price equal to the fair market value of our common stock on the date of grant, no taxable income is realized upon the receipt of the SAR, but upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. We will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

Restricted Stock Awards.   A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., the shares become vested) or (ii) makes a special election to pay tax in the year the shares are issued.  At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares.  This value is taxed as ordinary income and is subject to income tax withholding.  We receive a tax deduction at the same time and for the same amount taxable to the participant.  If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient sells or otherwise disposes of the stock.

Restricted Stock Units.   In general, no taxable income is realized upon the grant of a restricted stock unit award   The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit is otherwise settled.  We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Stock Bonus Awards.   The participant will realize ordinary income when shares are transferred to him or her unless the shares are subject to restrictions (in which case the tax treatment is as described above under Restricted Stock Awards).  The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer.  We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

Section 162(m) of the Code.   In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). To meet the maximum number of shares requirement, the 2005 Plan limits awards to individual participants as follows: no person may receive more than 500,000 shares issuable as awards in any calendar year, other than new employees, who may receive up to a maximum of 1,000,000 shares issuable as awards granted in the calendar year in which they first commence employment.  Performance or incentive awards granted under the 2005 Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon any of the following types of pre-established objective performance goals:

•  Net revenue and/or net revenue growth;

•  Earnings per share and/or earnings per share growth;

•  Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

•  Operating income and/or operating income growth;

•  Net income and/or net income growth;

•  Total stockholder return and/or total stockholder return growth;

•  Return on equity;

•  Operating cash flow return on income;

•  Adjusted operating cash flow return on income;

•  Economic value added;

•  Individual business objectives; and

•  Company-specific operational metrics.

To the extent that an award under the 2005 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the compensation committee.

Notwithstanding satisfaction of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock or other benefits granted, issued, and/or vested under an award on account of satisfaction of performance criteria may be reduced by the compensation committee on the basis of such further considerations as the compensation committee in its sole discretion determines.

Section 409A.   Section 409A of the U.S. Internal Revenue Code imposes certain requirements on non-qualified deferred compensation arrangements and additional taxes on on non-qualified deferred compensation arrangements that do not meet such requirements. These requirements affect the timing of an individual’s election to defer compensation and the timing of when changes can be made to the timing and form of distribution of the deferred compensation. Also, Section 409A generally provides that distributions must be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, or the individual’s death). For certain individuals (generally our officers) Section 409A requires that such individual’s distribution, when triggered by a separation from service, commence no earlier than six months after the date of such separation from service.

Certain types of awards under the 2005 Plan are automatically subject to the requirements of Section 409A. For example, restricted stock units are treated as deferred compensation subject to Section 409A. Stock options granted with an exercise price of not less than fair market value on the date of grant, and with no other feature for the deferral of compensation, are not treated as deferred compensation subject to Section 409A.

If a 2005 Plan award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually received. Also, if an award that is subject to Section 409A fails to comply, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. The Internal Revenue Service has not issued final regulations under Section 409A and, accordingly, the requirements of Section 409A may yet be enlarged or restricted in such a way as to materially affect the accuracy of this description of Section 409A’s application to awards granted under the 2005 Plan.

   New Plan Benefits.   The following table shows in the aggregate, the options that will be automatically granted to non-employee directors under the 2005 Plan in 2007, assuming that all directors at the close of the 2006 Annual Meeting remain directors until the next annual meeting and that there are no new board appointees if the amendment to the 2005 Plan is approved by stockholders.

Name and Position	Dollar Value ($)	Number of Units
Non-Employee Director Group	Fair Market Value on grant date	165,000

s

Future awards to executive officers and employees and any additional future awards to non-employee directors under the 2005 Plan are discretionary and cannot be determined at this time. We have therefore not included a table reflecting any such awards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board of Directors has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 and is seeking ratification of such selection by our stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since 1999. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of DexCom and our stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table provides information regarding the fees billed to us by Ernst & Young LLP for the fiscal years ended December 31, 2005 and 2004. All fees described below were approved by the audit committee.

	Fiscal Year Ended December 31,
	2005	2004
Audit Fees(1)	$528,181	$55,000
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	1,500	—
Total Fees	$529,681	$55,000

(1)          Represents fees for services rendered for the audit and/or reviews of our financial statements. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters and consents), and assistance in responding to SEC comment letters.

(2)          Represents fees for online research subscription services.

Pre-Approval Policies and Procedures

The audit committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee adopted by the Company’s Board of Directors and available at www.dexcom.com.

The audit committee considered whether the non-audit services rendered by Ernst & Young LLP were compatible with maintaining Ernst & Young LLP’s independence as the independent registered public accounting firm of the company’s consolidated financial statements and concluded they were.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 1, 2006:

•       each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•       each of our directors;

•       each named executive officer as set forth in the summary compensation table below; and

•       all executive officers and directors as a group.

The percentage of shares beneficially owned is based on 25,580,445 shares of common stock outstanding as of March 1, 2006. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless indicated above, the persons and entities named below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2006 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o DexCom, Inc., 5555 Oberlin Drive, San Diego, California 92121.

	Shares of Common Stock Beneficially Owned
Beneficial Owner	Number	Percentage
Directors and Named Executive Officers
Brent Ahrens(1)	1,555,152	6.1%
Andrew Balo(2)	155,706	*
Kim Blickenstaff(3)	111,481	*
James H. Brauker(4)	187,477	*
Mark Brister(5)	129,665	*
Sean Carney(6)	2,703,324	10.6
Terrance Gregg	4,635	*
Steven J. Kemper(7)	199,965	*
Donald A. Lucas(8)	1,125,980	4.4
Donald L. Lucas(9)	580,023	2.3
Glen D. Nelson(10)	89,401	*
Andrew P. Rasdal(11)	907,818	3.4
Jay S. Skyler(12)	130,899	*
All 17 directors and executive officers as a group(13)	7,883,526	29.2
All 5% Stockholders
Entities affiliated with The St. Paul Travelers Companies, Inc.(14)	3,852,232	15.1
Entities affiliated with Canaan Partners(15)	1,546,819	6.0
Entities affiliated with Warburg Pincus Private Equity VIII, L.P.(16)	2,692,462	10.5
Entities affiliated with The Kaufmann Fund(17)	2,577,322	10.1
Entities affiliated with Wasatch Advisors, Inc.(18)	1,356,150	5.3

*                    Represents less than 1% of the outstanding shares of our common stock.

(1)          Represents 1,013,166 shares held by Canaan Equity II L.P., 453,218 shares held by Canaan Equity II L.P. (QP) and 80,435 shares held by Canaan Equity II Entrepreneurs LLC. Brent Ahrens is a General Partner of Canaan Partners, which is the General Partner of Canaan Equity II L.P., Canaan Equity II L.P. (QP) and Canaan Equity II Entrepreneurs LLC. As a General Partner, Mr. Ahrens shares voting and investment power of the shares held by the entities affiliated with Canaan Partners. Mr. Ahrens,

Eric Young, Deepak Kamra, John Balen, Guy Russo, Gregory Kopchinsky, and Stephen Green share voting and investment power over shares owned by Canaan Equity II, L.P., Canaan Equity II, L.P. (QP), and Canaan Equity II Entrepreneurs LLC. Mr. Ahrens disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the named funds. Mr. Ahrens’ address is c/o Canaan Partners, 2765 Sand Hill Road, Menlo Park, CA 94025. Includes options held by Mr. Ahrens to purchase 8,333 shares of our common stock that are exercisable within 60 days of March 1, 2006, Mr. Ahrens is not standing for re-election to the Board of Directors.

(2)          Includes options to purchase 102,330 shares of our common stock that are exercisable within 60 days of March 1, 2006.

(3)          Includes options to purchase 70,833 shares of our common stock that are exercisable within 60 days of March 1, 2006, 12,240 of which would, if they had been exercised, be subject to our right of repurchase within 60 days of March 1, 2006.

(4)          Includes options to purchase 89,027 shares of our common stock that are exercisable within 60 days of March 1, 2006.

(5)          Includes options to purchase 68,698 shares of our common stock that are exercisable within 60 days of March 1, 2006.

(6)          Includes 2,692,462 shares held by Warburg Pincus Private Equity VIII, L.P., including two affiliated limited partnerships (“WP VIII”). Warburg Pincus Partners LLC, a subsidiary of Warburg Pincus & Co. (“WP”), is the sole general partner of WP VIII. WP VIII is managed by Warburg Pincus LLC (“WP LLC”). Mr. Carney is a partner of WP and a managing director and member of WP LLC. All shares indicated as owned by Mr. Carney are included because of his affiliation with the Warburg Pincus entities. Mr. Carney disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities. Mr. Carney’s address is 466 Lexington Avenue, New York, NY 10017. Includes options held by Mr. Carney to purchase 8,333 shares of our common stock that are exercisable within 60 days of March 1, 2006, as well as 2,529 shares held directly by Mr. Carney.

(7)          Includes options to purchase 99,269 shares of our common stock that are exercisable within 60 days of March 1, 2006, 46,391 of which would, if they had been exercised, be subject to our right of repurchase within 60 days of March 1, 2006.

(8)          Includes 121,646 shares held by RWI Group III, L.P., 967,900 shares held by RWI Ventures I, L.P., and 28,101 shares held directly by Mr. Lucas. Mr. Lucas is the founding managing director of the RWI Ventures. As a Founding Managing Director of RWI Ventures, Mr. Lucas shares voting and investment power of the shares held by the RWI Ventures affiliates. Donald A. Lucas and William Baumel share voting and investment power over RWI Group III, L.P. Donald A. Lucas, William Baumel and Mark Foley share voting and investment power over RWI Ventures I, L.P. Mr. Lucas disclaims beneficial ownership of the shares held by RWI Group III, L.P., RWI Ventures I, L.P., and RWI Ventures Services Company, LLC, except to the extent of his pecuniary interest in the named funds. Mr. Lucas’ address is c/o RWI Ventures, 2440 Sand Hill Road, Suite 100, Menlo Park, California, 94025. Includes options held by Mr. Lucas to purchase 8,333 shares of our common stock that are exercisable within 60 days of March 1, 2006.

(9)          Includes 7,449 shares held by Sand Hill Financial Company, 126,970 shares held by The Richard M. Lucas Foundation, 29,498 shares held by Teton Capital Company and 403,607 shares held by various trusts in which Mr. Lucas is a trustee. Mr. Lucas disclaims beneficial ownership of the shares held in the various trusts in which he is a trustee, except to the extent that he is the beneficiary of any of such trusts. Mr. Lucas disclaims beneficial ownership of the shares held by Sand Hill Financial Company, Teton Capital Company and The Richard M. Lucas Foundation, except to the extent of his pecuniary interest in the named funds. Mr. Lucas’ address is c/o Sand Hill Financial Company, 3000 Sand Hill Road, Building 3-210, Menlo Park, CA 94025. Includes options to purchase 12,499 shares of our common stock that are exercisable within 60 days of March 1, 2006.

(10)   Includes options to purchase 70,833 shares of our common stock that are exercisable within 60 days of March 1, 2006, 16,406 of which would, if they had been exercised, be subject to our right of repurchase within 60 days of March 1, 2006.

(11)   Includes options to purchase 904,874 shares of our common stock that are exercisable within 60 days of March 1, 2006, 71,875 of which would, if they had been exercised, be subject to our right of repurchase within 60 days of March 1, 2006.

(12)   Includes options to purchase 8,333 shares of our common stock that are exercisable within 60 days of March 1, 2006.

(13)   Shares beneficially owned by all executive officers and directors as a group includes options to purchase 1,451,695 shares of our common stock that are exercisable within 60 days of March 1, 2006, 146,912 of which would, if they had been exercised, be subject to our right of repurchase within 60 days of March 1, 2006.

(14)   Represents 1,343,272 shares held by St. Paul Venture Capital V, LLC (“SPVC V, LLC”), 674,301 shares held by St. Paul Venture Capital VI, LLC (“SPVC VI, LLC”), 25,448 shares held by St. Paul Venture Capital Affiliates Fund I, LLC (“SPVC Affiliates, LLC”), 277,864 shares held by Windamere, LLC, 347,528 shares held by Windamere II, LLC and 161,085 shares held by Windamere III, LLC, 177,341 shares held by St. Paul Fire and Marine Insurance Company, 192 shares held by SPVC Management VI, LLC, 321 shares held by SPVC Partners I, LLC, and 844,880 shares held by Fog City Fund, LLC. The St. Paul Travelers Companies, Inc., a publicly-traded company, owns 100% of St. Paul Fire and Marine Insurance Company. St. Paul Fire and Marine Insurance Company owns a controlling interest and has appointed a majority of the members of the board of directors of each of SPVC V, LLC and SPVC VI, LLC. St. Paul Fire and Marine Insurance Company also owns a controlling interest of Windamere, LLC, Windamere II, LLC, Windamere III, LLC and Fog City Fund, LLC. SPVC V, LLC, SPVC VI, LLC and SPVC Affiliates, LLC are jointly managed by Split Rock Partners, LLC and Vesbridge Partners, LLC, however, voting and investment power with respect to our shares have been delegated solely to Split Rock Partners, LLC. Split Rock Partners, LLC has appointed a majority of the members of the board of directors of each of Windamere, LLC, Windamere II, LLC, Windamere III, LLC and Fog City Fund, LLC. Split Rock Partners, LLC has delegated voting and investment decisions to four individuals who require a two-thirds vote to act: Michael Gorman, James Simons, David Stassen and Allan Will. Windamere, LLC, Windamere II, LLC, and Windamere III, LLC have delegated voting and investment decisions to Scott Glenn; however, investments or dispositions must be approved by the board of directors of each entity. Fog City Fund, LLC has delegated voting and investment decisions to Nancy Olson; however, investments or dispositions must be approved by its board of directors. Voting and investment power over the shares held by each named fund is shared with each of the above named individuals and The St. Paul Travelers Companies, Inc., St. Paul Fire and Marine Insurance Company and Split Rock Partners, LLC due to the affiliate relationships described above. Each of these individuals and entities disclaim beneficial ownership of the shares except to the extent of any pecuniary interest in each named fund. The address for The St. Paul Travelers Companies, Inc. and St. Paul Fire and Marine Insurance Company is 385 Washington Street. The address for Split Rock Partners, LLC is 10400 Viking Drive, Suite 550, Eden Prairie, MN 55344.

(15)   Represents 1,013,166 shares held by Canaan Equity II L.P., 453,218 shares held by Canaan Equity II L.P. (QP) and 80,435 shares held by Canaan Equity II Entrepreneurs LLC. Brent Ahrens is a General Partner of Canaan Partners, which is the General Partner of Canaan Equity II L.P., Canaan Equity II L.P. (QP) and Canaan Equity II Entrepreneurs LLC. As a General Partner, Mr. Ahrens shares voting and investment power of the shares held by the entities affiliated with Canaan Partners. Mr. Ahrens, Eric Young, Deepak Kamra, John Balen, Guy Russo, Gregory Kopchinsky, and Stephen Green share voting and investment power over shares owned by Canaan Equity II, L.P., Canaan Equity II, L.P. (QP), and Canaan Equity II Entrepreneurs LLC. Mr. Ahrens disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the named funds. The address of the Canaan entities is 2765 Sand Hill Road, Menlo Park, CA 94025.

(16)   Represents 2,692,462 shares held by Warburg Pincus Private Equity VIII, L.P., including two affiliated limited partnerships (“WP VIII”). Warburg Pincus Partners LLC, a subsidiary of Warburg Pincus & Co. (“WP”), is the sole general partner of WP VIII. WP VIII is managed by Warburg Pincus LLC. Mr. Carney is a partner of WP and a managing director and member of WP LLC. All shares indicated as owned by Mr. Carney are included because of his affiliation with the Warburg Pincus entities. Mr. Carney disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities. The address of the Warburg Pincus entities is 466 Lexington Avenue, New York, NY 10017.

(17)   Represents 1,409,591 shares held by the Federated Kaufmann Fund, 126,065 shares held by Federated Kaufmann Fund, a portfolio of Federated Equity Funds and 1,041,666 shares held by the Kaufmann Fund. The address of the Kaufmann Fund entities is 140 East 45th Street, 43rd Floor, New York, NY 10017.

(18)   Represents 1,356,150 shares held by Wasatch Advisors, Inc., according to its Schedule 13G filing made on February 14, 2006 and effective as of December 31, 2005. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Suite 400, Salt Lake City, Utah, 84111.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that the following reports of changes in ownership were inadvertently filed late: Brent Ahrens—one Form 4; Kim Blickenstaff—one Form 4; Sean Carney—one Form 4; Don A. Lucas—two Forms 4; Don L. Lucas—two Forms 4; Glen Nelson—one Form 4; Jay Skyler—one Form 4; and Jorge Valdes—one Form 4, and one Form 3.

COMPENSATION OF DIRECTORS

Each of our non-employee directors receives an annual retainer of $20,000. In addition, each non-employee director receives $1,750 per meeting and $1,250 per telephone meeting of the Board and committees on which they serve, and each committee chair receives an additional $1,750 per meeting and $1,250 per telephone meeting of their respective committees. The Chairman of the Board, the Chairman of the audit committee, the Chairman of the compensation committee and the Chairman of the nominating and governance committee also receive additional annual retainers of $20,000, $15,000, $5,000 and $5,000, respectively. Our non-employee directors, at their discretion, can elect to be paid in stock in lieu of cash for retainer and meeting fees. All of our directors, including our non-employee directors, are reimbursed for their reasonable expenses in attending Board of Directors and Board of Directors committee meetings.

Each eligible non-employee director is granted an option to purchase 25,000 shares of our common stock upon becoming a director. Each non-employee director who was a director at the time of our initial public offering, and who continues as a non-employee director, is automatically granted an option to purchase 10,000 shares of our common stock on April 13th of each year, and the Chairman of the Board is granted an additional option to purchase 5,000 shares of our common stock on April 13th of each year. Each non-employee director who joined DexCom after our initial public offering, and who continues as a non-employee director, is automatically granted an option to purchase 10,000 shares of our common stock on each anniversary of such director’s start date. In April 2006, the Board of Directors approved an increase to the annual automatic option grants from 10,000 shares to 20,000 shares, which is subject to approval of stockholders at this annual meeting. See Proposal No. 2. Each option has or will have an exercise price equal to the fair market value of our common stock on the date of grant, will have a 10-year term and will terminate six months following the date the director ceases to be one of our directors for any reason other than death, and 12 months following that date if the termination is due to death. All initial options granted under the plan will vest as to one-third of the shares on the first anniversary of the date of grant and the balance of the shares will vest ratably over the next 24 months All additional options granted will vest ratably over a 36-month period. All options vest on a change of control.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table presents compensation information for the years ended December 31, 2004 and 2005 for our chief executive officer and each of our four other most highly compensated executive officers whose salary and bonus for 2005 was more than $100,000. We refer to these five executive officers as our named executive officers elsewhere in this proxy statement.

Summary Compensation Table

				Long-Term Compensation Awards
				Securities
	Annual Compensation			Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation (1)
Andrew P. Rasdal	2005	$343,484	$76,400	100,000	$12,028
President and Chief Executive	2004	323,400	—	411,000	9,819
Steven J. Kemper	2005	221,242	—	10,000	13,677
Chief Financial Officer	2004	212,635	—	69,816	9,682
Andrew K. Balo	2005	210,450	51,675	25,000	636
Vice President of Clinical and	2004	202,250	—	112,638	9,644
Regulatory Affairs
James H. Brauker, Ph. D.	2005	202,650	—	10,000	9,935
Vice President of Research and	2004	202,250	—	69,816	6,760
Development
Mark Brister	2005	207,205	50,895	30,000	11,895
Vice President, Advanced	2004	195,325	—	116,103	9,641
Development Team

(1)          Represents life insurance and health insurance benefits.

Option Grants in Last Fiscal Year

The following table presents information regarding grants of stock options during the year ended December 31, 2005 to the named executive officers. We granted these options to the named executive officers under our 2005 equity incentive plan. These options vest as to 25% of the shares on the first anniversary of the date of grant with the remainder vesting ratably over a 36-month period thereafter. All of the options listed on the following table expire ten years after the date of grant and were granted at an exercise price equal to the fair market value of our common stock as determined by our Board of Directors on the date of grant. The percentage of total options granted to employees in 2005 is based on options to purchase a total of 816,100 shares of our common stock granted to employees in 2005.

The potential realizable values identified below are calculated by multiplying the number of shares of common stock subject to a given option by the exercise price per share of our common stock on the date of grant, assuming that the aggregate option exercise price derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten-year term of the option and subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

2005 Option Grants

	Individual Grants
	Number
	of	Percent of			Potential Realizable Value
	Securities	Total Options			at Assumed Annual Rates
	Underlying	Granted to	Exercise		of Stock Price Appreciation
	Options	Employees	Price Per	Expiration	for Option Term
Name	Granted	in 2005	Share	Date	5%	10%
Andrew P. Rasdal	100,000	12.3%	$14.30	12/07/2015	$899,319	$2,279,052
Steven J. Kemper	10,000	1.2	14.30	12/07/2015	89,932	227,905
Andrew K. Balo	25,000	3.1	14.30	12/07/2015	224,830	569,763
James H. Brauker Ph. D.	10,000	1.2	14.30	12/07/2015	89,932	227,905
Mark Brister	30,000	3.7	14.30	12/07/2015	269,796	683,716

Aggregated Option Exercises in 2005 and Fiscal Year-End Option Values

The following table sets forth certain information regarding the value realized for options exercised in 2005 and information regarding unexercised options held as of December 31, 2005, by each of the named executive officers. All options were granted under our 1999 stock option plan or 2005 equity incentive plan.

2005 Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired on	Value	Options at December 31, 2005		December 31. 2005(3)
Name	Exercise	Realized(1)	Exercisable (2)	Unexercisable	Exercisable	Unexercisable
Andrew P. Rasdal	—	$—	883,125	277,875	$12,777,738	$2,366,183
Steven J. Kemper	75,000	366,000	118,451	57,653	1,684,665	623,159
Andrew K. Balo	52,500	506,450	86,405	127,199	1,202,081	1,350,667
James H. Brauker, Ph. D.	55,416	283,805	91,643	76,961	1,301,594	901,580
Mark Brister	58,855	676,833	48,607	163,641	652,890	1,801,630

(1)          “Value Realized” represents the fair market value of the shares underlying the option on the date of exercise, which is equal to the closing price of our common stock on the NASDAQ Stock Market on such date, less the aggregate exercise price.

(2)          Includes options for an aggregate of 97,917 shares, 60,665 shares, 2,083 shares and 2,083 shares for Mr. Rasdal, Mr. Kemper, Mr. Balo and Dr. Brauker, respectively, that are immediately exercisable, and, when and if exercised, will be subject to a repurchase right held by us, which right lapses in accordance with the respective vesting schedules for such options.

(3)          The values have not been realized and may never be realized. The values are based on the positive spread between the respective exercise prices of outstanding stock options and the closing price of our common stock on December 30, 2005 of $14.92 per share, as reported on the NASDAQ National Market.

Employment, Severance and Change of Control Arrangements

In January 2005, we entered into a restated letter agreement with Mr. Rasdal. Under the letter agreement, in the event we terminate Mr. Rasdal’s employment without cause or he is constructively terminated, he will receive 12 months salary as severance.

In January 2005, we entered into a restated executive change of control agreement with Mr. Rasdal. Under this agreement, if a change of control occurs and either (1) Mr. Rasdal is serving as an employee, director or consultant of ours immediately prior to the effective date of the change of control or (2) Mr. Rasdal’s service as an employee, director or consultant has been terminated without cause in the period of time beginning 90 days prior to the earlier of (a) the execution of a letter of intent relating to the change of control or (b) the execution of a definitive agreement with respect to the change of control and ending upon the effective date of the change of control; in either case, provided that the change of control with the party to the letter of intent or definitive agreement is consummated within two years following such execution, then the vesting and exercisability of the shares of our common stock subject to each option granted to Mr. Rasdal through December 2004 shall be accelerated in full and any reacquisition or repurchase rights held by us with respect to such shares shall lapse in full. In March 2006, we entered into a letter agreement with Mr. Rasdal. Under the letter agreement, all stock options granted to Mr. Rasdal, whether currently outstanding or granted in the future, will immediately vest upon a change of control.

We have entered into change of control arrangements with Mr. Andrews, Mr. Balo, Dr. Brauker, Mr. Brister, Mr. Kemper, Mr. Pacelli, Mr. Valdes and Mr. Kellogg that provide that in the event of a change of control and in connection with, or 12 months following, the change of control, we terminate their employment without cause or constructively terminate Mr. Andrews, Mr. Balo, Dr. Brauker, Mr. Brister, Mr. Kemper, Mr. Pacelli, Mr. Valdes or Mr. Kellogg, all unvested shares of our common stock subject to all options granted to such terminated individual will fully vest. We have also agreed that in the event we terminate Mr. Balo, Dr. Brauker, Mr. Brister Mr. Kemper, Mr. Pacelli, Mr. Valdes or Mr. Kellogg’s employment without cause, such terminated individual will receive six months salary as severance. In each case, our obligation to make any severance payments is expressly conditioned upon such terminated individual’s execution and delivery of a general release and waiver of all claims.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2005, with respect to all of our equity compensation plans in effect on that date.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (1)
Equity compensation plans approved by stockholders	3,557,395	$4.33	2,419,753
Equity compensation plans not approved by stockholders(2)	—	—	—
Total	3,557,395	$4.33	2,419,753

(1)    Includes the 1999 Stock Option Plan, the 2005 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan. 2,269,753 shares under column (c) are attributable to our 2005 Equity Incentive Plan and 150,000 are attributable to our 2005 Employee Stock Purchase Plan. Each of the 2005 Plan and 2005 Employee Stock Purchase Plan contain provisions that provide for automatic increases to the authorized number of shares of up to 3% and 1%, respectively, to occur on January 1 of each year. Does not include increase of 762,496 shares to number of authorized shares under the 2005 Plan that occurred on January 1, 2006 pursuant to the 2005 Plan’s automatic increase in authorized shares. Does not include increase of 254,165 shares to number of authorized shares under the 2005 Employee Stock Purchase Plan that occurred on January 1, 2006 pursuant to the 2005 Employee Stock Purchase Plan’s automatic increase in authorized shares. Shares reserved for future issuance under the 2005 Plan may be granted as restricted stock.

(2)    As of December 31, 2005, we did not have any equity compensation plans that were not approved by our stockholders.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of DexCom under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The compensation committee of the Board of DexCom has principal responsibility for the compensation plans of DexCom, particularly as applied to the compensation of executive officers and directors. This includes the performance evaluation and compensation of DexCom’s Chief Executive Officer (“CEO”), the compensation of executive officers and directors, and the significant compensation arrangements, plans, policies and programs of DexCom. To assist in these efforts, the committee, from time-to-time will retain such outside counsel, experts and other advisors as it determines to be necessary to carry out its responsibilities, including the authority to approve an external advisor’s fees and other retention terms on behalf of DexCom. DexCom will provide appropriate funding to the committee, as determined by the committee in its capacity as a committee of the Board, for payment of compensation to any outside advisors engaged by the committee.

The committee consists of three members of the Board. Each of the members of the committee is: (i) an “independent director” as defined under the rules of The NASDAQ Stock Market, as they may be amended from time to time, except as may otherwise be permitted by such rules; (ii) a “non-employee director,” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, (the “Exchange Act”); and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986. Committee members are appointed by, and serve at the discretion of, the Board. At the present time, the committee members are Brent Ahrens, Chairman, Sean Carney, and Donald A. Lucas.

General Objectives and Philosophy, and Responsibilities

The committee acts on behalf of the board to establish our general compensation policy for all of our employees. On at least an annual basis, the committee reviews and establishes base salary levels for our CEO and our other executive officers and key employees. In addition, the committee administers our equity compensation plans, which includes the granting of stock options and other equity instruments to executive officers, including our CEO, and to our employees. The committee has delegated the authority to our CEO to grant stock options to employees below the level of Vice President and option grants up to 25,000 shares.

The committee’s compensation philosophy for executive officers, including our CEO, is to relate compensation directly to corporate performance, while providing a total compensation package that is competitive and enables us to attract, motivate, reward and retain key executives and employees. Our compensation policy, which applies to executive officers and our other employees, relates a portion of each individual’s total compensation to our overall performance against the Board approved plan, as well as to individual objectives. Consistent with this policy, a portion of the compensation of our executive officers is contingent on corporate performance and, in the case of certain executive officers, is also based on the individual officer’s performance, as determined by the compensation committee in its discretion. Each executive officer’s compensation package may, in one or more years, be comprised of the following three elements:

•        base salary that is designed primarily to be competitive with base salary levels in effect at other, comparable, high-growth medical technology companies and with which we compete for executive personnel;

•        annual variable performance awards, such as cash bonuses tied to the achievement of performance goals, financial or otherwise, established by the compensation committee; and

•        long-term equity incentives to strengthen the mutuality of interests between our executive officers and our stockholders.

The committee determines base salaries, incentive compensation and equity grants of the executive officers based in part on its review of independent surveys of prevailing compensation practices among high-growth medical technology companies with which we compete for executive personnel. To this end, the committee attempts to compare the compensation of our executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to reviewing executive and employee compensation, the committee has also reviewed Board compensation. We have retained an outside compensation consulting firm to advise and assist us in some of our efforts.

The committee reviews competitive market information with our CEO for each executive level position and within the compensation committee as to the CEO. In addition, the committee reviews each executive officer’s performance for the last year and objectives for the next year, together with the executive officer’s responsibility level and our fiscal performance compared to objectives for the last year and our performance targets for the next year. The relative weight given to these factors varies with each individual at the discretion of the committee. In determining our CEO’s compensation, the committee consults with the overall Board and the Board’s nominating and governance committee.

Responsibilities

1.     The committee will have the authority to determine the form and amount of compensation to be paid or awarded to all employees of DexCom. The committee may delegate, to one or more of its members, or to executive officers of DexCom, authority to determine compensation (including equity compensation) for persons who are not executive officers or directors of DexCom.

2.     The committee will annually review and approve the corporate goals and objectives relevant to CEO compensation and evaluate the CEO’s performance in light of these goals and objectives. Based on this evaluation, the committee will make and annually review decisions regarding: (i) salary paid to the CEO; (ii) the grant of all cash-based bonuses and equity compensation to the CEO; (iii) the entering into or amendment or extension of any employment contract or similar arrangement with the CEO; (iv) any CEO severance or change in control arrangement; and (v) any other CEO compensation matters as from time to time directed by the Board. In determining the long-term incentive component(s) of the CEO’s compensation, the committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at companies that the committee determines to be comparable based on factors it selects, and the incentive awards given to DexCom’s CEO in prior years.

3.     The committee will meet with the CEO at or about the commencement of each fiscal year to discuss the compensation programs to be in effect for DexCom’s executive officers for such fiscal year and to review and approve the corporate goals and objectives relevant to those programs. In light of these goals and objectives, the committee will make and annually review decisions regarding: (i) salary paid to the executive officers; (ii) the grant of cash-based bonuses and equity compensation provided to the executive officers; (iii) performance targets for executive officers; (iv) the entering into or amendment or extension of any employment contract or similar arrangement with the executive officers; (v) executive officers’ severance or change in control arrangements; and (vi) any other executive officer compensation matters as from time to time directed by the Board. In determining the long-term incentive component(s) of the executive officers’ compensation, the committee will consider DexCom’s performance and relative shareholder return, the value of similar incentive awards to executive officers at companies that the committee determines to be comparable based on factors it selects, and the incentive awards given to DexCom’s executive officers in prior years.

4.     The committee will annually review and make recommendations to the Board with respect to adoption and approval of, or amendments to, all cash-based and equity-based incentive compensation plans and arrangements, and the shares and amounts reserved thereunder after taking into consideration DexCom’s strategy of long-term and equity-based compensation.

5.     The committee will annually review and make recommendations to the Board regarding all forms and amounts of compensation for non-employee directors, including equity-based incentive compensation.

6.     The committee will review and approve any bonus, profit sharing, stock option grant program or similar program adopted by DexCom or any change to the Company’s 401(k) program providing for matching by employer contributions.

7.     The committee will annually review and approve any compensation guidelines, plans and programs applicable to DexCom employees generally.

8.     The committee will periodically review DexCom’s procedures with respect to employee loans, and will not approve any arrangement in which DexCom, directly or indirectly, extends or maintains credit, arranges for the extension of credit or renews an extension of credit, in the form of a personal loan to or for any director or executive officer of DexCom that is prohibited by law. The committee will assist the Board and management of DexCom in complying with this prohibition.

9.     The committee will prepare an annual report on executive compensation to DexCom’s stockholders for inclusion in the proxy statement for DexCom’s annual meeting in accordance with the rules and regulations of the Securities and Exchange Commission.

10.   The committee will review this charter annually and recommend to the Board any changes the committee deems appropriate.

Chief Executive Officer Compensation

The committee has reviewed, and intends to continue to review annually, the performance and compensation of our CEO according to the criteria and procedures described above. In determining our CEO’s compensation, the committee consults with the Board as well as with the Board’s nominating and governance committee. As of January 1, 2006, Mr. Rasdal’s base salary was $400,000. Mr. Rasdal was awarded a bonus for fiscal 2005 in the amount of $76,400 to reward his 2005 performance. In December 2005, the committee granted Mr. Rasdal an option to purchase 100,000 shares of our common stock, in connection with the annual granting of stock options to current employees. In making the option grants, the committee took into account the shares subject to outstanding options held by Mr. Rasdal and the vesting schedules of such options, and desire to provide an incentive for Mr. Rasdal to meet the business objectives established by the Board for 2006. The committee also took into account the market and data comparisons included in various compensation surveys.

We have reviewed all components of Mr. Rasdal’s and our executive officers’ compensation, including salary, bonus, and long-term equity compensation. Based on this review, the compensation committee finds Mr. Rasdal’s and our executive officers’ total compensation to be reasonable.

Federal Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits DexCom to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

Section 162(m) and applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts adopted prior to the time a company becomes publicly held. As a result, the committee believes that at the present time it is quite unlikely that the compensation paid to any executive officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the committee has not yet established a policy for determining which forms of incentive compensation awarded to DexCom’s executive officers shall be designed to qualify as “performance-based compensation.” The equity plan in form meets the requirements for obtaining tax deductibility. The committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with Code section 162(m) in the future to the extent consistent with DexCom’s best interests.

COMPENSATION COMMITTEE

Brent Ahrens, Chairman
Sean Carney
Donald A. Lucas

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of DexCom under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board of Directors. The audit committee’s functions are more fully described in its charter, which is available on our website at http://www.dexcom.com and is attached as Appendix A to this proxy statement. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management our audited financial statements as of and for the fiscal year ended December 31, 2005.

The audit committee reviewed with Ernst & Young LLP such matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the audit committee discussed with Ernst & Young LLP their independence, and received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1. Finally, the audit committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP’s audit of such financial statements.

Based on these reviews and discussions, the audit committee has recommended to our Board of Directors that such audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The audit committee also has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 and is seeking ratification of such selection by the stockholders.

Audit Committee
Donald L. Lucas, Chairman
Kim D. Blickenstaff
Sean Carney
Donald A. Lucas

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers serves or in the past has served as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or our compensation committee.

PERFORMANCE MEASUREMENT COMPARISON

The material in this section is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of DexCom under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The graph below compares the cumulative total stockholder return on the common stock of DexCom from April 13, 2005, the first day of trading following our initial public offering of common stock, through and including December 31, 2005 with the cumulative total return on The NASDAQ Composite (US only) and the NASDAQ Medical Devices, Instruments and Supplies Index (assuming the investment of $100 in the company’s common stock and in each of the indexes on April 13, 2005 and reinvestment of all dividends). The stock price information shown on the graph below is not necessarily indicative of future price performance.

	04/13/05	12/31/05
DexCom, Inc.	$100	$124
NASDAQ Composite Index (US only)	$100	$113
NASDAQ Medical Devices, Instruments, and Supplies Index	$100	$116

CERTAIN TRANSACTIONS

From January 1, 2005 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $60,000 to which the company was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member  of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except as set forth below and under “Executive Compensation.”

Our Chairman, Donald L. Lucas, retains one-half ownership in Archipelago Aviation. During the year ended December 31, 2005, we incurred costs with Archipelago Aviation totaling approximately $191,000 for airline transportation related to travel activities during our initial public offering and subsequent clinical site visits. We believe that the aforementioned arrangements were at no less favorable rates to us than those that could have been obtained from unrelated third parties based on review of price quotations with third parties.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of broker, banks or other agents with account holders who are stockholders of DexCom will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, bank or other agent, and direct a written request for the separate proxy statement and annual report to American Stock Transfer and Trust Company at 59 Maiden Lane, Plaza Level, New York, New York, 10038. Stockholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the proxy statement at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORTS

A copy of our annual report to stockholders, which includes financial statements, is being mailed with this proxy statement.

We have filed our annual report on Form 10-K for the fiscal year ended December 31, 2005 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a DexCom stockholder, we will mail without charge a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

Requests for copies of our annual report to stockholders or our annual report on Form 10-K should be directed to Investor Relations, DexCom, Inc., 5555 Oberlin Drive, San Diego, California  92121.

By Order of the Board of Directors

Andrew P. Rasdal
Chief Executive Officer
and President
San Diego, California
April 11, 2006

APPENDIX A

CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
DEXCOM, INC.

As adopted February 9, 2005

I.                   PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of DexCom, Inc. (the “Company”) is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company’s financial accounting, reporting and controls. The Committee’s principal functions are to:

•       oversee the accounting and financial reporting processes of the issuer and the audits of the financial statements of the issuer;

•       monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company’s independent auditors and the Company’s financial and senior management;

•       review and evaluate the independence and performance of the Company’s independent auditors; and

•       facilitate communication among the Company’s independent auditors, the Company’s financial and senior management and the Board.

In order to serve these functions, the Committee will have unrestricted access to Company personnel and documents, and will have authority to direct and supervise an investigation into any matters within the scope of its duties.

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company’s independent auditors.

II.              MEMBERSHIP

The Committee will consist of three or more members of the Board, with the exact number determined by the Board. Each member of the Committee will meet the independence, financial sophistication and experience requirements of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “Commission”) and The NASDAQ Stock Market, as they may be amended from time to time (the “Rules”), except as otherwise permitted by such Rules. Each member of the Committee will have the ability to read and understand fundamental financial statements and at least one member will have prior experience in accounting, financial management or financial oversight, as required by the Rules, and be a “financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Commission. No member of the Committee may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three years.

All members of the Committee will be appointed by, and will serve at the discretion of, the Board. Unless a chairperson is elected by the Board, the members of the Committee may designate a chairperson by majority vote of the Committee members.

III.         RESPONSIBILITIES AND DUTIES

The following will be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

A.               Financial Statements and Disclosures

The Committee will:

1.                 Review quarterly results and the type and presentation of information to be included in the Company’s related earnings press release prior to distribution to the public.

2.                 Review the Company’s quarterly and annual financial statements and any report or opinion by the independent auditors, prior to distribution to the public or filing with the Commission.

3.                 In connection with the Committee’s review of the annual financial statements:

•       Discuss with the independent auditors, any internal audit department and management the financial statements and the results of the independent auditors’ audit of the financial statements.

•       Discuss any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards (“SAS”) No. 61, Communication With Audit Committees (Codification of Statements on Auditing Standards, AU § 380), as amended. These discussions should include the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company’s financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•       Discuss with management and the independent auditors the Company’s selection, application and disclosure of critical accounting policies and practices.

4.                 Recommend to the Board whether the annual financial statements should be included in the Company’s Annual Report on Form 10-K.

5.                 In connection with the Committee’s review of the quarterly financial statements:

•       Discuss with the independent auditors and management the results of the independent auditors’ SAS No. 100, Interim Financial Information (Codification of Statements on Auditing Standards, AU § 722) or similar review of the quarterly financial statements.

•       Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including resolution of any disagreements among management and the independent auditors regarding financial reporting.

6.                 Discuss on a general basis the type of information to be disclosed and type of presentation to be made regarding financial information and earnings guidance to analysts and rating agencies.

7.                 Review any (i) significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting or (ii) fraud involving management or any employee of the Company with a significant role in the Company’s internal controls over financial reporting that are disclosed to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer in connection with such officers’ periodic review of the Company’s internal controls over financial reporting.

B.              Independent Auditors

The Committee will:

1.                 Be directly responsible for the selection, compensation, retention and oversight of the work of the independent auditors. Recommend to the Board the appointment or discharge of the independent auditors. The independent auditors will report directly to the Committee.

2.                 Review the continuing independence of the Company’s independent auditors, including:

•       obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1;

•       reviewing and discussing with the independent auditors their independence, including the nature and scope of any such relationships; and

•       taking, or recommending that the Board take, appropriate action to oversee the independence of the auditors, including discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

3.                 Approve the Company’s hiring of employees or former employees of the independent auditor, as required by regulations and by applicable listing standards.

4.                 Review the independent auditors’ audit planning, scope and staffing.

5.                 Approve the fees and other significant compensation to be paid to the independent auditors, and pre-approve all audit and non-audit related services of independent auditors permitted by the Rules and applicable law. The Committee may establish pre-approval policies and procedures, as permitted by the Rules and applicable law, for the engagement of independent auditors to render services to the Company, including without limitation policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approval decision is reported to the Committee at its next scheduled meeting.

6.                 Review and discuss with the independent auditors the reports delivered to the Committee by the independent auditors regarding:

•       critical accounting policies, estimates and practices used;

•       alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the alternatives, and the treatment preferred by the independent auditors; and

•       other material written communications between the independent auditors and Company management, such as any management letter or schedule of unadjusted differences.

C.              Internal Controls

The Committee will

1.                 Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company’s accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the Committee by each group.

2.                 Discuss any comments or recommendations of the independent auditors outlined in their annual management letter or internal control reports. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

3.                 Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company’s financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

4.                 Review with management the Company’s major financial risk exposures and the steps management has taken to monitor such exposures, including the Company’s procedures and any related policies, with respect to risk assessment and risk management.

5.                 Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Review any such complaints and submissions that have been received, including the current status and the resolution if one has been reached.

6.                 Consider the establishment and oversee the activities of an internal audit function within the Company.

D.             General

The Committee will:

1.                 Review on a regular basis the status of any legal matters that could have a significant impact on the Company’s financial statements.

2.                 Annually prepare a report to the Company’s stockholders for inclusion in the Company’s annual proxy statement as required by the rules and regulations of the Commission, as they may be amended from time to time.

3.                 Review and reassess the adequacy of the Committee’s charter at least annually, and recommend to the Board any changes the Committee determines are appropriate.

4.                 Evaluate the Committee’s composition and performance on an annual basis.

5.                 Review the fairness of and approve any proposed transaction between management and other related parties of the Company and the Company (other than transactions that are subject to review by the Compensation Committee of the Board) that are brought to the attention of the Committee.

6.                 Have the authority and right, at the expense of the Company, to retain legal, accounting and other consultants, experts and advisers of its choice to assist the Committee in connection with its functions. The Committee will have the authority to approve the fees and other retention terms of such advisers. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any such advisers retained by the Committee and for ordinary administrative expenses of the Committee that are necessary and appropriate in carrying out its functions.

7.                 Perform any other activities required by applicable law, rules or regulations, including the rules of the Commission and any exchange or market on which the Company’s capital stock is traded, and may perform other activities that are consistent with this charter, the Company’s Certificate of Incorporation and Bylaws, and applicable laws, rules or regulations as the Committee or the Board deems necessary or appropriate.

IV.           MEETINGS AND MINUTES

The Committee will meet at least once each quarter or more frequently, as determined appropriate by the Committee. The Committee will regularly report to the Board on significant matters related to the Committee’s responsibilities. A quorum of the Committee for the transaction of business will be a majority of its members. Meetings may be held telephonically. The Committee may also act by unanimous written consent in lieu of a meeting. The Committee will maintain written minutes of its meetings and will file such minutes with the minutes of the meetings of the Board.

APPENDIX B

DEXCOM, INC.
2005 EQUITY INCENTIVE PLAN
Approved by Stockholders on March 21, 2005, as amended

1.   PURPOSE.   The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent or Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Stock Bonuses Stock Appreciation Rights (“SARs”) and Restricted Stock Units (“RSUs”). Capitalized terms not defined in the text are defined in Section 26.

2.   SHARES SUBJECT TO THE PLAN.

2.1   Number of Shares Available.   Subject to Sections 2.2 and 21 below, 3,000,000 Shares are available for grant and issuance under the Plan. The number of shares authorized for issuance under this Plan and all other share amounts set forth in this Plan reflect the 1-for-2 reverse split of the Company’s Common Stock to be effected on or before the Effective Date. In addition, any shares issued under the Dexcom 1999 Stock Option Plan (the “1999 Plan”) on the Effective Date (as defined below) that are forfeited or that are issuable upon exercise of options granted pursuant to the 1999 Plan that expire without having been exercised in full, will no longer be available for grant and issuance under the 1999 Plan but will be available for grant and issuance under this Plan. Shares that are subject to: (a) issuance upon exercise of an Option or SAR granted under this Plan but cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) Awards granted under this Plan but are forfeited or are repurchased by the Company at the original issue price; or (c) Awards granted under this Plan that otherwise terminate without Shares being issued, will return to the pool of Shares available for grant and issuance under this Plan. The number of Shares available for grant and issuance under the Plan shall be increased on the first day of each January 2006 through 2015, by the lesser of: (i) three percent (3%) of the number of Shares issued and outstanding on the preceding December 31, and (ii) a lesser number of Shares determined by the Board. In order that ISOs may be granted under this Plan, no more than 3,000,000 Shares shall be issued as ISOs. The Company may issue Shares that are authorized but unissued or treasury shares pursuant to the Awards granted under this Plan. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Options and SARs granted under the Plan and all other outstanding but unvested Awards granted under the Plan.

2.2   Adjustment of Shares.   If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.1; (e) the maximum number of shares that may be issued to an individual in any one calendar year set forth in Section 3; and (f) the number of Shares that are granted as Options to Non-Employee Directors as set forth in Section 8, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up (down in the case of ISOs) to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

3.   ELIGIBILITY. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a corporation that is Parent or Subsidiary. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary; provided that such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The Committee (or its designee under Section 4.1(c)) will from time to time determine and designate among the eligible persons who will be granted one or more Awards under the Plan. A person may be granted more than one Award under the Plan. However, no person will be eligible to receive more than 500,000 Shares issuable under Awards granted in any calendar year, other than new employees of the Company or of a Parent or Subsidiary (including new employees who are also officers and directors of the Company or any Parent or Subsidiary), who are eligible to receive up to a maximum of 1,000,000 Shares issuable under Awards granted in the calendar year in which they commence their employment.

4.   ADMINISTRATION.

4.1   Committee Authority.   The Plan shall be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Non-Employee Directors pursuant to Section 8 hereof, and subject to the general purposes, terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:

(a)    construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(b)    prescribe, amend and rescind rules and regulations relating to the Plan or any Award, including determining the forms and agreements used in connection with the Plan, provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of human resources, in consultation with the Company’s General Counsel, the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

(c)    select persons to receive Awards; provided that the Committee may delegate to one or more Executive Officers (who would also be considered “officers” under Delaware law) the authority to grant an Award under the Plan to Participants who are not Insiders;

(d)    determine the terms of Awards;

(e)    determine the number of Shares or other consideration subject to Awards;

(f)     determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary;

(g)    grant waivers of Plan or Award conditions;

(h)    determine the vesting, exercisability, transferability, and payment of Awards;

(i)     correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j)     determine whether an Award has been earned;

(k)    amend the Plan; or

(l)     make all other determinations necessary or advisable for the administration of the Plan.

4.2   Committee Interpretation and Discretion.   Except for automatic grants to Non-Employee Directors pursuant to Section 8 hereof, any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant. The Committee may delegate to one or more Executive Officers, the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and Participant.

5.   OPTIONS.   The Committee may grant Options to Participants and will determine (a) whether the Options will be ISOs or NSOs; (b) the number of Shares subject to the Option, (c) the Exercise Price of the Option, (d) the period during which the Option may be exercised, (e) the exercisibility of the Option and (f) all other terms and conditions of the Option, subject to the provisions of the Plan. With respect to Options granted to Non-Employee Directors pursuant to Section 8 in the event of a conflict between the provisions of Section 8 and this Section 5, the provisions of Section 8 shall prevail.

5.1   Form of Option Grant.   Each Option granted under the Plan will be evidenced by a Stock Option Agreement that will expressly identify the Option as an ISO or NSO. Except as otherwise required by Section 8 regarding the terms of Options to Non-Employee Directors, the Stock Option Agreement will be substantially in a form and contain such provisions (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

5.2   Date of Grant.   The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement, and a copy of the Plan (plus any additional documents required to be delivered under applicable laws), will be delivered to the Participant within a reasonable time after the Option is granted. The Stock Option Agreement, Plan, and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.3   Exercise Period and Expiration Date.   An Option will vest and become exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Stock Option Agreement governing such Option, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee from time to time. The Committee may provide for Options to vest and become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares subject to the Option as the Committee determines. The Stock Option Agreement shall set forth the Expiration Date; provided that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted.

An Option may only be exercised by the personal representative of a Participant or an Authorized Transferee or by the person or persons to whom a Participant’s rights under the Option shall pass by such person’s will or by the laws of descent and distribution of the state of such person’s domicile at the time of death, and then only as and to the extent that such person was entitled to exercise the Option on the date of death.

5.4   Exercise Price.   The Exercise Price of an Option will be determined by the Committee when the Option is granted and, in the case of an ISO will not be less than the Fair Market Value of the Shares on the date of grant provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 11 of the Plan and the Stock Option Agreement.

5.5   Procedures for Exercise.   A Participant or Authorized Transferee may exercise Options by following the procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants.

5.6   Termination.   Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)   If the Participant is Terminated for any reason except Cause, death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date and no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond three (3) months after the Termination Date deemed to be an NSO), but in any event, no later than the Expiration Date of the Options.

(b)   If the Participant is Terminated because of Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond twelve (12) months after the Termination Date, deemed to be an NSO), but in any event no later than the Expiration Date of the Options.

(c)   If the Participant is Terminated because of Participant’s Disability (or the Committee determines that the Participant experiences a Disability within three (3) months after a Termination other than because of Participant’s Disability or for Cause), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than six (6) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond twelve (12) months after the Termination Date, deemed to be an NSO), but in any event no later than the Expiration Date of the Options.

(c)   Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

5.7   Limitations on Exercise.   The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that the minimum number will not prevent a Participant from exercising an Option for the full number of Shares for which it is then exercisable.

5.8   Limitations on ISOs.   The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NSOs. If the Code is amended to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the Code’s amendment.

5.9   Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO.   If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.

5.10   Modification, Extension or Renewal.   The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of Participant, impair any of Participant’s rights under any Option previously granted; and provided, further that without stockholder approval, the modified, extended, renewed or new Option may not have a lower Exercise Price than the outstanding Option. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected, by a written notice to them.

5.11   No Disqualification.   Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.   RESTRICTED STOCK AWARDS.

6.1   Awards of Restricted Stock.   A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.2   Restricted Stock Purchase Agreement.   All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company a Restricted Stock Purchase Agreement with full payment of the Purchase Price, within thirty days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within thirty days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise. The Restricted Stock Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

6.3   Purchase Price.   The Purchase Price for a Restricted Stock Award will be determined by the Committee and, may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants.

6.4   Terms of Restricted Stock Awards.   Restricted Stock Awards will be subject to such restrictions as the Committee may impose. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5   Termination During Performance Period.   Except as set forth in the Participant’s Restricted Stock Award, any Restricted Stock Award vesting will cease to vest on the Participant’s Termination Date.

7.   STOCK BONUS AWARDS.

7.1   Awards of Stock Bonuses.   A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2   Terms of Stock Bonus Awards.   The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus Award, the Committee will determine the extent to which the Stock Bonus Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.3   Form of Payment to Participant.   The Stock Bonus Award will be paid to the Participant currently. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, either in a lump sum payment or in installments, all as the Committee determines.

7.4   Termination of Participant.   In the event of a Participant’s Termination during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus Award only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.

8.   AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS.

8.1   Eligibility.   Non-Employee Directors are eligible for Options granted pursuant to this Section 8.

8.2   Initial Grant.   Each Non-Employee Director who is a member of the Board on the Effective Date will automatically be granted an Option to purchase 25,000 Shares on the Effective Date. Each Non-Employee Director who first becomes a member of the Board after the Effective Date will automatically be granted an Option to purchase 25,000 Shares on the date such Non-Employee Director first becomes a member of the Board. Each Option granted pursuant to this Section 8.2 shall be called an “Initial Grant”.

8.3   Succeeding Grant.   On each anniversary of the Effective Date, each Non-Employee Director who was a member of the Board on the Effective Date will automatically be granted an Option to purchase 20,000 Shares. Each Non-Employee Director who first becomes a member of the Board after the Effective Date will automatically be granted an Option for 20,000 Shares on each anniversary of the date he or she first became a Non-Employee Director. Each Option granted pursuant to this Section 8.3 shall be called a “Succeeding Grant”.

8.4   Chairman of the Board of Directors Grant.   The Chairman of the Board as of the Effective Date will automatically be granted an Option to purchase 12,500 Shares on the Effective Date, and will automatically be granted an Option for 5,000 Shares on each anniversary of the Effective Date, provided that he or she is the Chairman of the Board on such date. Each succeeding Chairman of the Board who is a Non-Employee Director will automatically be granted an Option to purchase 12,500 Shares on the date such Non-Employee Director is appointed the Chairman of the Board, and on each anniversary of such Non-Employee Director’s appointment as Chairman of the Board he or she will automatically be granted an Option to purchase 5,000 Shares, provided that he or she is the Chairman of the Board on such date. The Option granted pursuant to this Section 8.4 will be in addition to the Option granted pursuant to Sections 8.1 and 8.2. Each Option granted pursuant to this Section 8.4 upon the Effective Date or upon the Non-Employee Director becoming the Chairman of the Board shall be called a “Chairman’s Initial Grant” and all other grants pursuant to this Section 8.4 shall be called “Chairman’s Succeeding Grants.” Chairman’s Initial Grants and Chairman’s Succeeding Grants shall collectively be called “Chairman’s Grants.”

8.5   Shares in Lieu Cash.   Each Non-Employee may choose to receive fully vested Shares in lieu of all or a portion of any cash payment payable to such Non-Employee Director for his or her service on the Board. The number of Shares issued in lieu of any cash payment shall be based on the Fair Market Value of the Shares on the date the cash amount would otherwise become payable to such Non-Employee Director.

8.6   Vesting and Exercisability.

(a)   Initial Grants shall become exercisable and vest as to 1/3 of the Shares upon the first anniversary of the date such Option is granted and as to an additional 1/36 on each monthly anniversary thereafter and become fully vested on the third anniversary of the date of grant, so long as the Non-Employee Director continuously remains a director or a consultant of the Company.

(b)   Succeeding Grants shall become exercisable and vest as to 1/36 of the Shares on each monthly anniversary of the date such Option is granted and become fully vested on the third anniversary of the date of grant, so long as the Non-Employee Director continuously remains a director or a consultant of the Company.

(c)   Each Chairman’s Initial Grant shall become exercisable and vest as to 1/3 of the Shares upon the first anniversary of the date such Option is granted and an additional 1/36 of the shares on each monthly anniversary thereafter and become fully vested on the third anniversary of the date of grant, so long as the Non-Employee Director continuously remains Chairman of the Board. Each Chairman’s Succeeding Grant shall become exercisable as they vest as to 1/36 of the Shares upon each monthly anniversary of the date of grant and become fully vested on the third anniversary of the date of grant, so long as the Non-Employee Director continuously remains Chairman of the Board.

(d)   In the event of a Corporate Transaction, the vesting of all Options granted to Non-Employee Directors pursuant to this Section 8 will accelerate and such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised on or prior to the consummation of the Corporate Transaction, they shall terminate.

8.7   Form of Option Grant.   Each Option granted under this Section 8 shall be a NSO and shall be evidenced by a Non-Employee Director Stock Option Grant Agreement in such form as the Committee shall from time to time approve and which shall comply with and be subject to the terms and conditions of this Plan.

8.8   Exercise Price.   The Exercise Price per Share of each Option granted under this Section 8 shall be the Fair Market Value of the Share on the date the Option is granted.

8.9   Termination of Option.   Except as provided in Section 8.6(d) or this Section 8.9, each Option granted under this Section 8 shall expire ten (10) years after its date of grant. The date on which the Non-Employee Director ceases to be a member of the Board or a consultant of the Company shall be referred to as the “Non-Employee Director Termination Date” for purposes of this Section 8.9. An Option may be exercised after the Non-Employee Director Termination Date only as set forth below:

(a)   Termination Generally.   If the Non-Employee Director ceases to be a member of the Board or consultant of the Company for any reason except death or Disability, then each Option, to the extent then vested pursuant to Section 8.6 above, then held by such Non-Employee Director may be exercised by the Non-Employee Director within six (6) months after the Non-Employee Director Termination Date, but in no event later than the Expiration Date.

(b)   Death.   If the Non-Employee Director ceases to be a member of the Board or consultant of the Company because of his or her death, then each Option, to the extent then vested pursuant to Section 8.6 above, then held by such Non-Employee Director may be exercised by the Non-Employee Director or his or her legal representative within twelve (12) months after the Non-Employee Director Termination Date, but in no event later than the Expiration Date.

(c)   Disability.   If the Non-Employee Director ceases to be a member of the Board or consultant of the Company because of his or her Disability, then each Option, to the extent then vested pursuant to Section 8.6 above, then held by such Non-Employee Director may be exercised by his or her legal representative within six (6) months after the Non-Employee Director Termination Date, but in no event later than the Expiration Date.

9.   STOCK APPRECIATION RIGHTS.

9.1   Awards of SARs.   A Stock Appreciation Right (“SAR”) is an award to an eligible person that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled. The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary. All SARs shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

9.2   Terms of SARs.   The Committee will determine the terms of a SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect on each SAR of the Participant’s Termination. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and, may be less than Fair Market Value (but not less than the par value of the Shares. A SAR may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual SAR Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance goals and other criteria.

9.3   Exercise Period and Expiration Date.   A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such SAR. The SAR Agreement shall set forth the Expiration Date; provided that no SAR will be exercisable after the expiration of seven years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.

9.4   Form and Timing of Settlement.   The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code and any regulations or rulings promulgated by the Internal Revenue Service. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, as the Committee determines.

10.   RESTRICTED STOCK UNITS.

10.1   Awards of Restricted Stock Units.   A Restricted Stock Unit (“RSU”) is an award to an eligible person covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All RSUs shall be made pursuant to a RSU Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

10.2   Terms of RSUs.   The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times during which the RSU may be exercised; (c) the consideration to be distributed on settlement, and the effect on each RSU of the Participant’s Termination. A RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual RSU Agreement. If the RSU is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a RSU Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

10.3   Form and Timing of Settlement.   The portion of a RSU being settled shall be paid currently. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code and any regulations or rulings promulgated by the Internal Revenue Service. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee determines.

11.   PAYMENT FOR SHARE PURCHASES.

11.1   Payment.   Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Award Agreement and that are permitted by law:

(a)                        in cash (by check);

(b)                       in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by cancellation of indebtedness of the Company to the Participant;

(c)                        by surrender of shares of the Company’s Common Stock that either: (1) were obtained by the Participant or Authorized Transferee in the public market; or (2) if the shares were not obtained in the public market, they have been owned by the Participant or Authorized Transferee for more than six months and have been paid for within the meaning of SEC Rule 144 (and, if the shares were purchased from the Company by use of a promissory note, the note has been fully paid with respect to the shares);

(d)                       in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by waiver of compensation due or accrued to Participant for services rendered;

(e)                        by tender of property; or

(f)                          with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)                       through a “same day sale” commitment from the Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “same day sale” procedures and in accordance with law; or

(2)                       through a “margin” commitment from Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “margin” procedures and in accordance with law.

11.2   Issuance of Shares.   Upon payment of the applicable Purchase Price or Exercise Price (or a commitment for payment from the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment), and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant or Authorized Transferee (or in the name of the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 15 of the Plan.

12.   WITHHOLDING TAXES.

12.1   Withholding Generally.   Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

12.2   Stock Withholding.   When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of whole Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

13.   PRIVILEGES OF STOCK OWNERSHIP.   No Participant or Authorized Transferee will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant or Authorized Transferee. After Shares are issued to the Participant or Authorized Transferee, the Participant or Authorized Transferee will be a stockholder and have all the rights of a stockholder with respect to the Shares including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if the Shares are Restricted Stock, any new, additional or different securities the Participant or Authorized Transferee may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant or Authorized Transferee will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant’s original Exercise Price or Purchase Price pursuant to Section 15.

14.   TRANSFERABILITY.   No Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process; provided, however that with the consent of the Committee a Participant may transfer a NSO to an Authorized Transferee. Transfers by the Participant for consideration are prohibited. Without such consent by the Committee, a NSO shall, like all other Awards under the Plan, be exercisable (a) during a Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative; and (b) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

15.   RESTRICTIONS ON SHARES.   At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase all or a portion of a Participant’s Shares that are not “Vested” (as defined in the Award Agreement), following the Participant’s Termination, at any time within ninety days after the later of (a) the Participant’s Termination Date or (b) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant’s original Exercise Price or Purchase Price; provided that upon assignment of the right to repurchase, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

16.   CERTIFICATES.   All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.

17.   ESCROW.   To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

18.   SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.   An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

19.   NO OBLIGATION TO EMPLOY.   Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate Participant’s employment or other relationship at any time, with or without cause.

20.   REPRICING, EXCHANGE, BUYOUT OF AWARDS.   The repricing of Options or SARs is permitted without prior stockholder approval, provided that the terms of the repricing satisfy the requirements of Section 409A of the Code and any regulations or rulings promulgated by the Internal Revenue Service. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange without stockholder approval, and with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

21.   CORPORATE TRANSACTIONS.

21.1   Assumption or Replacement of Awards by Successor.   In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation, if any, refuses to assume or replace the Awards, as provided above, pursuant to a Corporate Transaction or if there is no successor corporation due to a dissolution or liquidation of the Company, such Awards shall immediately vest as to 100% of the Shares subject thereto at such time and on such conditions as the Board shall determine and the Awards shall expire at the closing of the transaction or at the time of dissolution or liquidation.

21.2   Other Treatment of Awards.   Subject to any greater rights granted to Participants under Section 21.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

21.3   Assumption of Awards by the Company.   The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

22.   ADOPTION AND STOCKHOLDER APPROVAL.   The Plan was adopted by the Board on February 9, 2005. The Plan shall become effective upon the Effective Date. The stockholders of the Company must approve the Plan in a manner consistent with applicable law within twelve (12) months of its approval by the Board.

23.   TERM OF PLAN.   The Plan will terminate ten years following the Effective Date.

24.   AMENDMENT OR TERMINATION OF PLAN.   The Board may at any time terminate or amend the Plan in any respect, including without limitation grants to Non-Employee Directors pursuant to Section 8 of the Plan and amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans, or pursuant to the Exchange Act or any rule promulgated thereunder. In addition, no amendment that is detrimental to a Participant may be made to any outstanding Award without the consent of the Participant.

25.   NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN.   Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

26.   DEFINITIONS.   As used in the Plan, the following terms shall have the following meanings:

(a)   “Authorized Transferee” means the permissible recipient, as authorized by this Plan and the Committee, of an NSO that is transferred during the Participant’s lifetime by the Participant by gift or domestic relations order. For purposes of this definition a “permissible recipient” is: (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption; (ii) any person (other than a tenant or employee) sharing the Participant’s household; (iii) a trust in which the persons in (i) or (ii) have more than fifty percent of the beneficial interest; (iv) a foundation in which the persons in (i) or (ii) or the Participant control the management of assets; or (v) any other entity in which the person in (i) or (ii) or the Participant own more than fifty percent of the voting interest.

(b)   “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right or Restricted Stock Unit.

(c)   “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(d)   “Board”   means the Board of Directors of the Company.

(e)   “Cause”   means termination of the Participant’s employment on the basis of the Participant’s conviction (or a plea of nolo contendere) of fraud, misappropriation, embezzlement or any other act or acts of dishonesty constituting a felony and resulting or intended to result directly or indirectly in a substantial gain or personal enrichment to the Participant at the expense of the Company or any Subsidiary.

(f)   “Code”   means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(g)   “Committee”   means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. Each member of the Committee shall be (i) a “non-employee director” for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) an “outside director” for purposes of Section 162(m) of the Code, unless the Board has fewer than two such outside directors.

(h)   “Company”   means DexCom Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(i)   “Corporate Transaction”   means (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the

Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

(j)   “Disability”   means a disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

(k)   “Effective Date”   means the date on which the Registration Statement covering the initial public offering of shares of the Company’s common stock is declared effective by the SEC.

(l)   “Exchange Act”   means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(m)   “Executive Officer”   means a person who is an “executive officer” of the Company as defined in Rule 3b-7 promulgated under the Exchange Act.

(n)   “Exercise Price”   means the price at which a Participant who holds an Option or SAR may purchase the Shares issuable upon exercise of the Option or SAR.

(o)   “Expiration Date”   means the last date on which an Option or SAR may be exercised as determined by the Committee.

(p)   “Fair Market Value”   means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(1)   if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on such date;

(2)   if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(3)   if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(4)   if none of the foregoing is applicable, by the Board of Directors in good faith.

(q)   “Insider”   means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

(r)   “ISO”   means an Incentive Stock Option within the meaning of Section 422 of the Code.

(s)   “NASD Dealer”   means broker-dealer that is a member of the National Association of Securities Dealers, Inc.

(t)   “NSO”   means a nonqualified stock option that does not qualify as an ISO.

(u)   “Option”   means an Award pursuant to Section 5 or Section 8 of the Plan.

(v)   “Non-Employee Director”   means a member of the Company’s Board of Directors who is not a current employee of the Company or any Parent or Subsidiary.

(w)   “Parent”   means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or such lesser percentage as determined by the Committee.

(x)   “Participant”   means a person who receives an Award under the Plan.

(y)   “Performance Factors”   means the factors selected by the Committee from among the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(1)   Net revenue and/or net revenue growth;

(2)   Earnings per share and/or earnings per share growth;

(3)   Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(4)   Operating income and/or operating income growth;

(5)   Net income and/or net income growth;

(6)   Total stockholder return and/or total stockholder return growth;

(7)   Return on equity;

(8)   Operating cash flow return on income;

(9)   Adjusted operating cash flow return on income;

(10)   Economic value added;

(11)   Individual business objectives; and

(12)   Company specific operational metrics.

(z)   “Performance Period”   means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for the Award.

(aa)   “Plan”   means this DexCom Inc. 2005 Equity Incentive Plan, as amended from time to time.

(bb)   “Purchase Price”   means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

(cc)   “Restricted Stock Award”   means an award of Shares pursuant to Section 6 of the Plan.

(dd)   “Restricted Stock Purchase Agreement”   means an agreement evidencing a Restricted Stock Award granted pursuant to Section 6 of the Plan.

(ee)   “Restricted Stock Unit”   means an Award granted pursuant to Section 10 of the Plan.

(ff)   “RSU Agreement”   means an agreement evidencing a Restricted Stock Unit Award granted pursuant to Section 10 of the Plan.

(gg)   “SAR Agreement”   means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 9 of the Plan.

(hh)   “SEC”   means the Securities and Exchange Commission.

(ii)   “Securities Act”   means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

(jj)   “Shares”   means shares of the Company’s Common Stock $0.001 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.

(kk)   “Stock Appreciation Right”   means an Award granted pursuant to Section 9 of the Plan.

(ll)   “Stock Bonus”   means an Award granted pursuant to Section 7 of the Plan.

(mm)   “Stock Bonus Agreement”   means an agreement evidencing a Stock Bonus Award granted pursuant to Section 7 of the Plan.

(nn)   “Stock Option Agreement”   means the agreement which evidences a Stock Option, granted pursuant to Section 5 of the Plan.

(oo)   “Subsidiary”   means any entity directly or indirectly controlled by the Company, as determined by the Committee.

(pp)   “Ten Percent Stockholder”   means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

(qq)   “Termination”   or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent or Subsidiary; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Awards shall be suspended or continue in accordance with guidelines established from time to time by the Committee. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

DEXCOM, INC.
5555 Oberlin Drive
San Diego, California 92121

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2006

The undersigned hereby appoints Andrew P. Rasdal and Steven J. Kemper, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of DexCom, Inc. which the undersigned may be entitled to vote at the 2006 Annual Meeting of Stockholders of DexCom, Inc. to be held on May 15, 2006 at 10:00 a.m. local time at DexCom’s headquarters, located at 5555 Oberlin Drive, San Diego, California  92121, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND FOR PROPOSAL 3, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

VOTING INSTRUCTIONS:

Complete, sign, date and promptly return this proxy card in the postage-paid envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED BELOW.

PROPOSAL 1:	To elect two Class I directors to hold office until our 2009 Annual Meeting of Stockholders.

☐	FOR the nominees listed below	☐	WITHHOLD authority	☐	FOR All Except (see
	(except as marked to the contrary		to vote for the nominees		instructions below)
	below).		listed below.

Nominees:	Kim D. Blickenstaff and Terrance H. Gregg.

Instruction: To withhold authority to vote for any individual nominee, write the name of such nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

(Continued from other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN REGARDING ANNUAL DIRECTOR OPTION GRANTS.

PROPOSAL 2:	To amend the 2005 Equity Incentive Plan regarding annual director option grants.

☐	FOR	☐	AGAINST	☐	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

PROPOSAL 3:	To ratify the selection by the audit committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.